EXHIBIT 10.3

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                                                           EXHIBIT 10.3
AVON PRODUCTS, INC.

1994 Long Term Incentive Plan



I.  INTRODUCTION


    1.1 Purpose. The purpose of this Plan is to provide additional incentives for officers and key employees of the Company to operate and manage the Company's business in a manner that will achieve long-term growth and profitability and to provide a means of recruiting and retaining such officers and key employees.

    1.2 Relationship to 1993 Stock Incentive Plan. This Plan is subject to the Avon Products, Inc., 1993 Stock Incentive Plan which has been approved by the Company's shareholders. Accordingly, this Plan shall be deemed a "Stock Incentive Program" as defined therein and shall be subject to the terms and conditions of the 1993 Stock Incentive Plan. In the event of any conflict, the terms and conditions of the 1993 Stock Incentive Plan shall govern.

    1.3 General Description. This Plan provides for the grant to eligible Participants of two forms of incentive awards with respect to a performance period covering the three years 1994-1996, namely Performance Units and Stock Options. While Performance Units will consist of potential cash incentives, both types of awards shall be considered as "Stock Incentives" eligible for grants under the 1993 Stock Incentive Plan. The Plan also provides for the grant of shares of Restricted Stock Awards as set forth in Part V hereof.

    1.4 Definitions. Capitalized words and phrases in this Plan shall have the same meaning as the definitions set forth in the 1993 Stock Incentive Plan, to the extent that they are defined therein, except that "Committee" shall have the meaning set forth below.
Other definitions used in this Plan shall have the meanings set forth below:

    "Committee" means the Compensation Committee of the Board of Directors, each member of which is an outside director, none of whom are or have been officers or employees of the Company or any Company Subsidiary.

    "Performance Period" means the period of three consecutive calendar years commencing with the year 1994.

    "Plan" means the Avon Products, Inc., 1994 Long Term Incentive
Plan.

    "Senior Officers" means those Company Executive Officers who are subject to Section 16 of the Exchange Act and all other officers who report to the Company's Chief Executive Officer.
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II.  PARTICIPATION
    2.1 General Rule. The Committee shall determine the levels and categories of officers and key employees of the Company and its Subsidiaries who shall be Participants in the Plan. The initial grant of Plan awards shall be made during the first 90 days of the first year of the Performance Period.

    2.2 Participants Not Eligible at Time of Initial Grant. If an employee becomes eligible for Participation subsequent to the date of initial grant he or she may become a Participant at such later date, with awards to such a Participant to be subject to the terms set forth below.

III.  PERFORMANCE UNIT AWARDS
    3.1 Definitions for Performance Unit Awards. Terms applicable to Performance Unit awards shall have the meanings set forth below:

    a. "Base Grant Value" means the target cash value of each Performance Unit which shall be $100.00.

    b. "Ultimate Payment Value" means the cash value of each Performance Unit, which shall be determined by the Committee following the end of the Performance Period. Such value may be as high at $200.00 if the Maximum Growth Rate has been attained, or zero if the Threshold Growth Rate has not been attained.

    c. "Base Year" means the calendar year immediately preceding the Performance Period, viz., 1993 for a 1994-1996 Performance Period.

    d. "Earnings Per Share" means the fully diluted earnings per share of Stock calculated on the weighted average number of shares outstanding as reported in the Company's Annual Report based on consolidated net income (before extraordinary items and income taxes related thereto) of the Company, as determined by the Company's independent public accountants. Such determination and report shall be made as of the end of the Performance Period with respect to such Period and the applicable Base Year in conformity with generally accepted accounting principles consistently applied.

    e. "Cumulative EPS" means the aggregate total Earnings Per Share for the entire Performance Period.

    f. "Target EPS Growth" means the Cumulative EPS established by the Committee for the Performance Period which , if exactly attained, shall result in an Ultimate Payment Value of $100.00 per Performance Unit.

    g. "Maximum EPS Growth" means the Cumulative EPS established by the Committee for the Performance Period which, if attained or exceeded, shall result in an Ultimate Payment Value of $200.00 per Performance Unit.

    h.  "Threshold EPS Growth" means the Cumulative EPS established by
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        the Committee for the Performance Period which, if exactly attained, shall result in an Ultimate Payment Value of $50.00 per Performance Unit and, if not attained, shall result in an Ultimate Payment Value of zero.

    I. "Proration Table" means a table approved by the Committee which shall determine the Ultimate Payment Value per Performance Unit in the event the Cumulative EPS for the Performance Period exceeds the Minimum EPS Growth but is less than the Maximum EPS Growth (and is not the exact Target EPS Growth).

     3.2 Grants of Performance Units. The Committee shall authorize grants of Performance Units to Participants after first establishing the performance criteria to be applied for such units, including, but not necessarily limited to, the applicable EPS Growth objectives (Target, Maximum and Threshold) and Proration Scale. At any time during the first half of a Performance Period, the Committee may adjust the applicable EPS Growth objectives if it determines that it is warranted by extraordinary events. The Committee shall approve
(a)  all specific grants of Performance Units to Senior Officers and
(b) an aggregate number of Performance Units to be granted other Participants, which shall be allocated by the Company's Chief Executive Officer.

     The number of Performance Units to be initially granted a Participant shall be determined as follows: (a) an annualized cash target amount shall be established, expressed as a percentage of the rate of his or her annual base salary in effect on the date of grant,
(b) such cash target amount shall be divided by the Base Grant Value of $100.00 and (c) the resulting number shall be multiplied by the number of years in the Performance Period (three).

     At any time during the first two years of a Performance Period supplemental grants of Performance Units may be made reflecting increases in base salary attributable to a Participant's promotion and grants to employees hired subsequent to the initial grant date or who otherwise have subsequently become eligible for Participation. The number of Performance Units that may be granted a Participant subsequent to the initial grant date shall take into account the shorter period of time remaining between the date of the supplemental grant and the end of the Performance Period. If, for example, a supplemental grant was made effective as of the first day of the second year of the Performance Period the cash target amount referred to in the preceding paragraph would be multiplied by two rather than three.

     All Performance Units, regardless of when granted, shall be subject to the same performance criteria in determining Ultimate
Payment Value, including the three-year growth rate objectives.

     3.3  Value Determination and Payment.  The Ultimate Payment
Value of all Performance Units shall be determined by the Committee as soon as practicable after the end of the Performance Period and its review of a report concerning actual Cumulative EPS for the period submitted to the Committee by the Company's independent public accountants. The Committee may provide at the time of grant that the pay-out of Performance Units is subject to additional performance requirements, including achievement of a pre-established level of
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return on Company operating assets.

     Payment to a Participant shall be made in a single sum in cash equal to the applicable Ultimate Payment Value multiplied by his or her total Performance Units and reduced by applicable tax withholding requirements. Such payments shall be made as soon as practicable after the Committee determines such Ultimate Payment Value.

     3.4 Termination of Employment During Performance Period. If prior to the end of the Performance Period but after completion of the period's first calendar year, a Participant (a) dies while employed by the Company, (b) retires under the terms of a Company retirement plan or (c) is involuntarily terminated by the Company, other than for cause, such Participant shall remain entitled to a portion of the Performance Units granted to him or her. Such portion shall be the Participant's total number of Performance Units multiplied by a fraction, the numerator of which is the number of months in which such Participant was actively employed during the Participant's Performance Period (including the month during which employment terminated) and the denominator of which is 36 or, if fewer, the number of months from the effective date of the grant of the Participant's Performance Units to the end of the Performance Period (applicable in the case of grants first made after the initial grant).

     Except as provided below, no payment can be made for such retained Performance Units prior to the time the Committee has determined the Ultimate Payment Value assigned to all Performance
Units. If the applicable Threshold Growth Rate has not been attained no payment would be made for any Performance Units.

     At the discretion of the Committee, however, a payment may be made on behalf of a deceased Participant prior to the end of the Performance Period based on the above described proration formula and a Base Grant value. Any payment made with respect to a Participant who has died shall be paid to the beneficiary designated by the Participant to receive the proceeds of any group life insurance coverage provided for the Participant by the Company. A Participant who has not designated such beneficiary, or who desires to designate a different beneficiary, may file with the Company a written designation of a beneficiary under the Plan, which designation may be changed or revoked only by the Participant. If no designation of beneficiary has been made under such life insurance coverage or filed with the Company distribution shall be made to the Participant's spouse, if surviving, and if not, to the Participant's estate.

     No payment will be due any Participant who voluntarily terminates employment or whose employment has been involuntarily terminated by the Company for "cause" prior to the end of the Performance Period. Unless otherwise provided by an individual employment agreement, a Participant who is deemed terminated for cause pursuant to the terms of the applicable Company Severance Pay Plan, shall be deemed terminated for cause for purposes of this Plan. Except in the case of a "change of control" situation any Participant who is terminated for any reason during the first year of the Performance Period is not entitled to any payment, provided that the Committee, at its discretion, may make a payment on behalf of a deceased Participant.

     3.5  Change of Control.  In the event that a Change of Control
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should occur payment will be made with respect to all Performance
Units as soon as practicable. The amount to be paid per Performance Unit shall be the greater of the Base Grant Value ($100) or such higher Ultimate Payment Value up to $200 as may be established by the Committee in its discretion. In the event Change of Control occurs prior to the end of the first calendar year of the Performance Period only Base Grant Value will be used.

IV.  STOCK OPTION  GRANTS
     4.1 Initial Option Grants. Any Participant eligible to receive an award of Performance Units at the time of initial grants for the Performance Period shall also receive a grant of Stock Options. Additional options may be granted to active Participants on the first and second anniversary dates of the initial grant or at such other times as the Committee may determine. The Committee shall approve (a) all specific grants of Stock Options to Senior Officers and (b) an aggregate number of Stock Options to be granted other Participants, which shall be allocated by the Company's Chief Executive Officer.

     4.2 Supplemental Option Grants. Participants who are first awarded Performance Units subsequent to the date of the initial grants may also receive a grant of Stock Options.

     4.3  Terms and Conditions.  One-third of the shares covered by each Stock Option grant under the Plan shall be exercisable one year following the date of grant with another one-third exercisable one year thereafter and the final one-third one year after that. The exercisability of Stock Options is not affected by the Plan's performance objectives affecting Performance Units. All other terms and conditions shall be set forth in a form of Stock Option Agreement which shall be executed by the optionee Participant and the Company. All stock options granted under this Plan shall be consistent with, and subject to, the terms and conditions of the 1993 Stock Incentive Plan. Stock Option Agreements shall be deemed to be the same as a "Stock Incentive Agreement" referred to in Section 3.2 of such plan.

V.  RESTRICTED STOCK GRANTS
     At any time, and from time to time, during the Performance Period the Committee, at its discretion, may make grants of Restricted Stock to selected key employees. Such grants principally would be made for the purpose of attracting and retaining those individuals for whom such form of additional incentive compensation is deemed to be necessary and in the best interests of the Company. Such awards of Restricted Stock need not be affected by the terms and conditions of this Plan applicable to grants of Performance Units or Stock Options.

     The terms and conditions of any grant of Restricted Stock shall be set forth in a Stock Incentive Agreement executed by the employee and the Company. Such terms and conditions shall be consistent with the 1993 Stock Incentive Plan. Dividends on such shares, even though not vested, may, at the Committee's discretion, be paid out currently.

     The number of shares of Restricted Stock available for awards under this Plan shall not exceed 200,000. Any such shares forfeited pursuant to the terms of Stock Incentive Agreements, however, may
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again be available for award within that overall limitation.

VI.  MISCELLANEOUS

     6.1 The Company, the Board of Directors, the Committee and the officers and other employees of the Company shall not be liable for any action taken in good faith in interpreting and administering the Plan.

     6.2 Pursuant to the provisions of the 1993 Stock Incentive Plan the Company shall deduct from all cash payments and distributions under the Plan any taxes required to be withheld by federal, state, or local governments.

     6.3 The establishment of the Plan shall not be construed as conferring on any Participant any right to continued employment or employment in any position, and the employment of any Participant may be terminated by the Company or by the Participant without regard to the effect which such action might have upon him or her as a Participant in the Plan.

     6.4 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant. No benefit or promise hereunder shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

     6.5 The Committee at any time may terminate and in any respect amend or modify the Plan, so long as such amendment does not adversely affect the rights of any Participant with respect to Performance Units and Stock Options granted prior to such amendment. The Committee shall have the power to interpret the Plan and all interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

     6.6 The Plan shall be governed by and subject to the laws of the State of New York to the extent not preempted by federal law.


VII.  EFFECTIVE DATE

      This Plan is effective as of January 1, 1994, and its three-year Performance Period will commence with the Calendar Year 1994.

                             AVON PRODUCTS, INC.


                             By:/s/Marcia L. Worthing

                             Title: Senior Vice President -
                             Human Resources
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ATTEST:

/s/Maureen Boyan

Title: Assistant Secretary

         (CORPORATE SEAL)











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